Exhibit 99.1

Contacts:

Media	Investors
Garry R. Clark	Robert J. Marshall Jr.
574-372-4493	574-371-8042
garry.clark@zimmer.com	robert.marshall@zimmer.com

Zimmer Holdings, Inc. Reports First Quarter 2013 Financial Results

•	Net Sales of $1,139 million represent a decrease of 0.2% reported from the prior year period (an increase of 1.0% constant currency)

•	Diluted EPS for the first quarter were $1.28 reported, an increase of 9.4% over the prior year period, and $1.41 adjusted, an increase of 8.5% over the prior year period

•	Company reaffirms constant currency revenue and EPS guidance and updates reported revenue guidance for 2013

(WARSAW, IN) April 25, 2013—Zimmer Holdings, Inc. (NYSE and SIX: ZMH) today reported financial results for the quarter ended March 31, 2013. The Company reported first quarter net sales of $1,139 million, a decrease of 0.2% reported and an increase of 1.0% constant currency over the first quarter of 2012. The first quarter of 2013 included two fewer billing days in a number of key markets, including the United States, compared with the prior year period. Diluted earnings per share for the quarter were $1.28 reported and $1.41 adjusted, an increase of 8.5% adjusted over the prior year period.

“We achieved our financial commitments in the first quarter, including leveraged earnings per share growth,” said David Dvorak, Zimmer President and CEO. “During the quarter, we continued to deliver value to stockholders through the introduction of significant new product offerings across the portfolio, as well as through an increased dividend and share repurchases. The foundational work completed in the quarter positions Zimmer for accelerated top-line growth for the balance of 2013.”

Net earnings for the first quarter were $218.6 million on a reported basis and $240.8 million on an adjusted basis, an increase of 4.1% adjusted over the prior year period. Operating cash flow for the first quarter was $180.5 million.

During the quarter, the Company utilized $392.0 million of cash to acquire 5.36 million shares. At the end of the first quarter, $622.7 million of share repurchase authorization remained available under the current program, which expires on December 31, 2014.

Guidance

The Company reaffirmed its constant currency revenue guidance and its reported and adjusted EPS guidance for the full year 2013. In addition, the Company updated its full-year reported revenue guidance for 2013. The Company continues to expect full-year revenues for 2013 to increase between 2.5% and 4.5% on a constant currency basis from 2012. The Company now estimates that foreign currency translation will decrease revenues by approximately 1.5% for the full year 2013, resulting in reported revenue growth between 1.0% and 3.0%. Previously, the Company had estimated foreign currency translation would decrease revenues by approximately 0.5%. The Company still projects full-year 2013 diluted earnings per share to be in a range of $5.05 to $5.25 on a reported basis and $5.65 to $5.85 on an adjusted basis.

Conference Call

The Company will conduct its first quarter 2013 investor conference call today, April 25, 2013, at 8:00 a.m. Eastern Time. The live audio webcast can be accessed via Zimmer’s Investor Relations website at http://investor.zimmer.com. It will be archived for replay following the conference.

Individuals who wish to dial into the conference call may do so at (888) 878-3901. International callers should dial (706) 634-9520. A digital recording will be available two hours after the completion of the conference call from April 25, 2013, to May 19, 2013. To access the recording, US/Canada callers should dial (855) 859-2056 or (800) 585-8367, or for International callers, dial (404) 537-3406, and enter the conference ID 32277619.

Sales Table

The following table provides sales results by geographic segment and product category, as well as the percentage change compared to the prior year quarter on both a reported and constant currency basis.

NET SALES - THREE MONTHS ENDED MARCH 31, 2013

(in millions, unaudited)

	Net Sales	Reported % Growth	Constant Currency % Growth
Geographic Segments
Americas	$635	—%	—%
Europe	307	2	2
Asia Pacific	197	(4)	3

Total	1,139	—	1
Product Categories
Reconstructive
Americas	465	(1)	(1)
Europe	242	1	1
Asia Pacific	143	(7)	—

Total	850	(2)	(1)
Knees
Americas	275	(2)	(2)
Europe	123	4	3
Asia Pacific	73	(1)	4

Total	471	(1)	—
Hips
Americas	152	(1)	(1)
Europe	112	(2)	(2)
Asia Pacific	67	(12)	(5)

Total	331	(4)	(2)
Extremities	48	7	7
Dental	60	(1)	(1)
Trauma	82	9	11
Spine	47	(10)	(10)
Surgical and other	100	14	17

Certain product sales have been reclassified from the Surgical and other category to Knees. Prior year amounts have been reclassified to conform to the 2013 presentation. Further information is available at www.investor.zimmer.com.

About the Company

Founded in 1927 and headquartered in Warsaw, Indiana, Zimmer designs, develops, manufactures and markets orthopaedic reconstructive, spinal and trauma devices, dental implants, and related surgical products. Zimmer has operations in more than 25 countries around the world and sells products in more than 100 countries. Zimmer’s 2012 sales were approximately $4.5 billion. The Company is supported by the efforts of more than 8,500 employees worldwide.

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Website Information

We routinely post important information for investors on our website, www.zimmer.com, in the “Investor Relations” section. We use this website as a means of disclosing material, non-public information and for complying with our disclosure obligations under Regulation FD. Accordingly, investors should monitor the Investor Relations section of our website, in addition to following our press releases, SEC filings, public conference calls, presentations and webcasts. The information contained on, or that may be accessed through, our website is not incorporated by reference into, and is not a part of, this document.

Note on Non-GAAP Financial Measures

As used in this press release, the term “adjusted” refers to operating performance measures that exclude inventory step-up and other inventory charges and special items. Included in special items are acquisition and integration costs and asset impairment charges related to prior acquisitions as well as employee termination benefits, consulting and professional fees, certain litigation matters, dedicated personnel expenses, certain contract terminations and asset impairment charges connected with global restructuring and operational excellence initiatives. The term “constant currency” refers to any financial measure that excludes the effect of changes in foreign currency exchange rates. Reconciliations of these non-GAAP measures to the most directly comparable GAAP measure are included in this press release.

Zimmer Safe Harbor Statement

This press release contains forward-looking statements within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 based on current expectations, estimates, forecasts and projections about the orthopaedics industry, management’s beliefs and assumptions made by management. Forward-looking statements may be identified by the use of forward-looking terms such as “may,” “will,” “expects,” “believes,” “anticipates,” “plans,” “estimates,” “projects,” “assumes,” “guides,” “targets,” “forecasts,” and “seeks” or the negative of such terms or other variations on such terms or comparable terminology. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that could cause actual outcomes and results to differ materially. These risks and uncertainties include, but are not limited to, the success of our quality and operational improvement initiatives; price and product competition; changes in customer demand for our products and services caused by demographic changes or other factors; the impact of healthcare reform measures, including the impact of the new U.S. excise tax on medical devices, reductions in reimbursement levels by third-party payors and cost containment efforts of healthcare purchasing organizations; dependence on new product development, technological advances and innovation; shifts in the product category or regional sales mix of our products and services; supply and prices of raw materials and products; control of costs and expenses; our ability to obtain and maintain adequate intellectual property protection; our ability to successfully integrate acquired businesses; our ability to form and implement alliances; challenges relating to changes in and compliance with governmental laws and regulations affecting our U.S. and international businesses, including regulations of the U.S. Food and Drug Administration (FDA) and foreign government regulators, such as more stringent requirements for regulatory clearance of our products; our ability to remediate matters identified in any inspectional observations or warning letters issued by the FDA; changes in tax obligations arising from tax reform measures or examinations by tax authorities; product liability and intellectual property litigation losses; our ability to retain the independent agents and distributors who market our products; our dependence on a limited number of suppliers for key raw materials and outsourced activities; changes in general industry and market conditions, including domestic and international growth rates and general domestic and international economic conditions, including interest rate and currency exchange rate fluctuations; and the impact of the ongoing financial crisis on countries in the Euro zone on our ability to collect accounts receivable in affected countries. For a further list and description of such risks and uncertainties, see our periodic reports filed with the U.S. Securities and Exchange Commission. We disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be set forth in our periodic reports. Readers of this document are cautioned not to place undue reliance on these forward-looking statements, since, while we believe the assumptions on which the forward-looking statements are based are reasonable, there can be no assurance that these forward-looking statements will prove to be accurate. This cautionary statement is applicable to all forward-looking statements contained in this document.

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ZIMMER HOLDINGS, INC.

CONSOLIDATED STATEMENTS OF EARNINGS

FOR THE THREE MONTHS ENDED MARCH 31, 2013 and 2012

(in millions, except per share amounts, unaudited)

	2013	2012
Net Sales	$1,138.9	$1,140.7
Cost of products sold	292.9	288.7

Gross Profit	846.0	852.0

Research and development	53.5	59.6
Selling, general and administrative	460.8	463.3
Special items	33.5	33.5

Operating expenses	547.8	556.4

Operating Profit	298.2	295.6
Interest income	3.7	3.1
Interest expense	(18.2)	(17.6)

Earnings before income taxes	283.7	281.1
Provision for income taxes	65.7	72.2

Net earnings	218.0	208.9
Less: Net loss attributable to noncontrolling interest	(0.6)	(0.7)

Net Earnings of Zimmer Holdings, Inc.	$218.6	$209.6

Earnings Per Common Share
Basic	$1.30	$1.18
Diluted	$1.28	$1.17
Weighted Average Common Shares Outstanding
Basic	168.7	177.4
Diluted	170.7	178.5
Cash dividends declared per common share	$0.20	$—

ZIMMER HOLDINGS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in millions, unaudited)

	March 31, 2013	December 31, 2012
Assets
Current Assets:
Cash and cash equivalents	$657.0	$884.3
Short-term investments	544.2	671.6
Receivables, net	912.5	884.6
Inventories	1,039.1	995.3
Other current assets	311.2	272.9

Total current assets	3,464.0	3,708.7
Property, plant and equipment, net	1,219.5	1,210.7
Goodwill	2,534.8	2,571.8
Intangible assets, net	722.7	740.7
Other assets	803.6	780.5

Total Assets	$8,744.6	$9,012.4

Liabilities and Stockholders’ Equity
Current liabilities	$763.3	$765.9
Short-term debt	—	100.1
Other long-term liabilities	566.1	559.3
Long-term debt	1,702.8	1,720.8
Stockholders’ equity	5,712.4	5,866.3

Total Liabilities and Stockholders’ Equity	$8,744.6	$9,012.4

ZIMMER HOLDINGS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE THREE MONTHS ENDED MARCH 31, 2013 and 2012

(in millions, unaudited)

	2013	2012
Cash flows provided by (used in) operating activities
Net earnings	$218.0	$208.9
Depreciation and amortization	85.1	96.8
Share-based compensation	14.0	12.8
Income tax benefits from employee stock compensation plans	13.6	6.2
Excess income tax benefits from employee stock compensation plans	(3.5)	(1.2)
Inventory step-up	0.8	1.0
Changes in operating assets and liabilities, net of acquired assets and liabilities
Income taxes	17.6	47.8
Receivables	(44.2)	(54.2)
Inventories	(59.7)	(6.0)
Accounts payable and accrued expenses	(31.3)	(29.9)
Other assets and liabilities	(29.9)	(74.8)

Net cash provided by operating activities	180.5	207.4

Cash flows provided by (used in) investing activities
Additions to instruments	(57.5)	(28.8)
Additions to other property, plant and equipment	(17.9)	(19.5)
Purchases of investments	(94.8)	(255.6)
Sales of investments	232.0	174.6
Investments in other assets	(8.8)	(34.9)

Net cash provided by (used in) investing activities	53.0	(164.2)

Cash flows provided by (used in) financing activities
Net (payments) proceeds under revolving credit facilities	(100.1)	1.0
Dividends paid to stockholders	(30.9)	—
Proceeds from employee stock compensation plans	67.0	10.3
Excess income tax benefits from employee stock compensation plans	3.5	1.2
Repurchase of common stock	(392.0)	(141.6)

Net cash used in financing activities	(452.5)	(129.1)

Effect of exchange rates on cash and cash equivalents	(8.3)	(8.4)

Decrease in cash and cash equivalents	(227.3)	(94.3)
Cash and cash equivalents, beginning of period	884.3	768.3

Cash and cash equivalents, end of period	$657.0	$674.0

ZIMMER HOLDINGS, INC.

NET SALES BY GEOGRAPHIC SEGMENT

FOR THE THREE MONTHS ENDED MARCH 31, 2013 and 2012

(in millions, unaudited)

	Three Months Ended March 31,
	2013	2012	% Inc/(Dec)
Americas	$634.7	$634.4	—%
Europe	307.5	300.8	2
Asia Pacific	196.7	205.5	(4)

Total	$1,138.9	$1,140.7	—

ZIMMER HOLDINGS, INC.

NET SALES BY PRODUCT CATEGORY

FOR THE THREE MONTHS ENDED MARCH 31, 2013 and 2012

(in millions, unaudited)

	Three Months Ended March 31,
	2013	2012	% Inc/(Dec)
Reconstructive
Knees	$471.0	$474.6	(1)%
Hips	330.8	344.5	(4)
Extremities	47.8	44.8	7

	849.6	863.9	(2)
Dental	59.7	60.2	(1)
Trauma	82.0	75.5	9
Spine	47.7	53.2	(10)
Surgical and other	99.9	87.9	14

Total	$1,138.9	$1,140.7	—

ZIMMER HOLDINGS, INC.

RECONCILIATION OF REPORTED % GROWTH TO

CONSTANT CURRENCY % GROWTH

(unaudited)

	For the Three Months Ended March 31, 2013
	Reported % Growth	Foreign Exchange Impact	Constant Currency % Growth
Geographic Segments
Americas	—%	—%	—%
Europe	2	—	2
Asia Pacific	(4)	(7)	3
Total	—	(1)	1
Product Categories
Reconstructive
Americas	(1)	—	(1)
Europe	1	—	1
Asia Pacific	(7)	(7)	—
Total	(2)	(1)	(1)
Knees
Americas	(2)	—	(2)
Europe	4	1	3
Asia Pacific	(1)	(5)	4
Total	(1)	(1)	—
Hips
Americas	(1)	—	(1)
Europe	(2)	—	(2)
Asia Pacific	(12)	(7)	(5)
Total	(4)	(2)	(2)
Extremities	7	—	7
Dental	(1)	—	(1)
Trauma	9	(2)	11
Spine	(10)	—	(10)
Surgical and other	14	(3)	17

ZIMMER HOLDINGS, INC.

Reconciliation of Net Earnings and Adjusted Net Earnings

For the Three Months Ended March 31, 2013 and 2012

(in millions, unaudited)

	Three Months Ended March 31,
	2013	2012
Net Earnings of Zimmer Holdings, Inc.	$218.6	$209.6
Inventory step-up and other inventory charges	2.2	1.0
Special items	33.5	33.5
Taxes on above items and other certain tax adjustments*	(13.5)	(12.8)

Adjusted Net Earnings	$240.8	$231.3

*	The tax effect is calculated based upon the statutory rates for the jurisdictions where the items were incurred.

ZIMMER HOLDINGS, INC.

Reconciliation of Diluted EPS and Adjusted Diluted EPS

For the Three Months Ended March 31, 2013 and 2012

(unaudited)

	Three Months Ended March 31,
	2013	2012
Diluted EPS	$1.28	$1.17
Inventory step-up and other inventory charges	0.01	0.01
Special items	0.20	0.19
Taxes on above items and other certain tax adjustments*	(0.08)	(0.07)

Adjusted Diluted EPS	$1.41	$1.30

*	The tax effect is calculated based upon the statutory rates for the jurisdictions where the items were incurred.

ZIMMER HOLDINGS, INC.

Reconciliation of 2013 Projected Diluted EPS

and Projected Adjusted Diluted EPS

(unaudited)

	Low	High
Projected Year Ended December 31, 2013:
Diluted EPS	5.05	5.25
Inventory step-up, other inventory charges and special items	0.82	0.82
Taxes on above items	(0.22)	(0.22)

Adjusted Diluted EPS	$5.65	$5.85

*	The tax effect is calculated based upon the statutory rates for the jurisdictions where the items are projected to be incurred.